POWER OF ATTORNEY

             Each person whose signature appears below constitutes and appoints Dale S. Bergman, or any one of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Company any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signatures               Title                      Date
        ----------               -----                      ----


         /s/ ERIC LEFKOWITZ      Senior Vice President/     October 18, 2000
         ------------------      Director
         Eric Lefkowitz

          /s/ MELVIN ROSEN       CEO/President/             October 18, 2000
         ------------------      Chairman of the Board
         Melvin Rosen